Exhibit 99.1

Kroger Outlines Plan to Build America's Favorite Grocer and Introduces New Long-Term Financial Targets

Targets approximately 3% comparable sales growth excluding fuel and pharmacy in 2029, 3%-6% adjusted EBITDA growth and 7%-11% adjusted net EPS growth through 2029

Reaffirms Guidance for 2026

CINCINNATI, Oct. 20, 2026 /PRNewswire/ -- The Kroger Co. (NYSE: KR) will host an Investor Update today in New York, where company leaders will outline a multi-year plan to build America's Favorite Grocer and accelerate growth. The company also reiterates its guidance for full-year 2026 provided at its second quarter earnings.

Comments from CEO Greg Foran

"Kroger has a clear opportunity to unlock our full potential and build America’s Favorite
Grocer," said Greg Foran, CEO of Kroger. "We are making value more visible and focusing resources closer to the customer where we see the highest returns. With our customers at the center, we are simplifying and modernizing our business to deliver a great customer experience and provide long-term value to our shareholders."

Building America’s Favorite Grocer

Kroger’s updated strategy centers on three pillars, with a clear focus on execution and the customer at the center.

•	Win With the Customer: Kroger will deliver more value for customers through a self-funded plan. The company will invest in areas of strength, including Fresh and meals, grow Our Brands penetration and Boost membership, and expand into markets where it sees attractive returns.

•	Drive Profitable Digital Growth: Kroger expects to grow eCommerce sales and Retail Media revenue, winning more of customers’ online shopping and accelerating growth in Kroger Precision Marketing.

•	Modernize How We Operate: Kroger expects to generate savings through more direct sourcing, disciplined purchasing, streamlined processes and a more scalable operating model, with technology and AI improving execution. These savings will fuel greater customer value and fund growth across the business.

Kroger’s Long-Term Financial Framework

Kroger is introducing an updated financial framework intended to give investors a clearer view of the performance of its core grocery business. The company is targeting:

•	Approximately 3% comparable sales growth in 2029, excluding fuel and pharmacy(1);
•	3%-6% adjusted EBITDA CAGR for FY2027 through FY2029(1); and
•	7%-11% adjusted net EPS CAGR for FY2027 through FY2029(1).

(1) Excludes the pending acquisition of Giant Eagle.

The new EPS target measures earnings growth alone. It replaces the previous 8%-11% total shareholder return target, which included the dividend yield, and implies a stronger earnings outlook. The company's capital allocation strategy remains unchanged and focused on making high-return growth investments, maintaining financial strength and returning surplus capital to shareholders via dividends, subject to board approval, and share buybacks.

“Our financial framework reflects our renewed focus on the core grocery business and provides a clearer line of sight from operating performance to shareholder value,” said David Kennerley, CFO of Kroger. “We are targeting higher sales by 2029, with stronger adjusted EBITDA and adjusted EPS growth over the next three years. We remain focused on delivering customer value in a fully self-funded way, prioritizing high-return investments and disciplined cost savings so we can expand margins over time while continuing to invest in growth.”

Investor Update

Kroger's 2026 Investor Update will include presentations from members of the company's leadership team on customer value, eCommerce, Retail Media, store execution, operations and the company's long-term financial framework.

The live webcast of the event is scheduled to begin at 9:00 a.m. ET and is expected to conclude at approximately 12:00 p.m. ET. All interested parties are invited to access the webcast at ir.kroger.com under Events & Presentations.

An on-demand replay of the webcast and presentation materials will be available on Kroger's investor relations website following the event.

About Kroger

The Kroger Co. (NYSE: KR) is one of America's largest retailers, serving more than 11 million customers daily through a digital shopping experience and retail food stores under a variety of banner names. With more than 400,000 associates across our family of companies, Kroger is committed to providing America with affordable, great-tasting food and creating #ZeroHungerZeroWaste communities. To learn more about us, visit our newsroom and investor relations site.

This press release includes forward-looking non-GAAP financial measures which management believes to be useful to investors and analysts. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in its guidance without unreasonable effort because it is not possible to predict with a reasonable degree of certainty. It is not possible to estimate with a reasonable degree of certainty certain adjustment items because such information is dependent upon future events that may be outside of our control. The unavailable information could have a significant impact on GAAP financial results.

This press release contains certain statements that constitute “forward-looking statements” about Kroger’s financial position and the future performance of the company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as “achieve,” “continuing,” “deliver,” “drive,” “expect,” “focused,” “framework,” “guidance,” “implies,” “long-term,” “may,” “model,” “opportunities,” “plan,” “strategy,” “target,” “trends,” “will,” and variations of such words and similar phrases. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

•	Kroger’s ability to achieve adjusted EBITDA CAGR, adjusted net EPS CAGR, sales, and earnings may be affected by: labor negotiations; potential work stoppages; changes in the unemployment rate; pressures in the labor market; changes in government-funded benefit programs; changes in the types and numbers of businesses that compete with us; pricing and promotional activities of existing and new competitors and the aggressiveness of that competition; our response to these actions; the state of the economy, including interest rates, the inflationary, disinflationary and/or deflationary trends and such trends in certain commodities, products and/or operating costs; the geopolitical environment including wars and conflicts; unstable political situations and social unrest; changes in tariffs; the effect that fuel costs have on consumer spending; volatility of fuel margins; manufacturing commodity costs; supply constraints; diesel fuel costs related to our logistics operations; trends in consumer spending; the extent to which our customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; stock repurchases; changes in the regulatory environment in which we operate, along with changes in federal policy and at state and federal regulatory agencies; our ability to retain pharmacy sales from third-party payors; consolidation in the healthcare industry, including pharmacy benefit managers; our ability to negotiate modifications to multi-employer pension plans; our ability to attract and retain qualified individuals; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events; the potential costs and risks associated with potential cyberattacks or data security breaches; the potential costs and risks associated with new technologies, including artificial intelligence; the success of our future growth plans; the ability to execute our growth strategy and value creation model, including continued cost savings, growth of our media businesses, and our ability to better serve our customers and to generate customer loyalty and sustainable growth through Fresh, Our Brands, Personalization and eCommerce; the outcome of litigation matters, including those relating to the terminated transaction with Albertsons Companies, Inc.; and the risks relating to or arising from our opioid litigation settlements, including the risk of litigation relating to persons, entities, or jurisdictions that do not participate in those settlements.

•	Kroger’s ability to achieve these goals may also be affected by its ability to manage the factors identified above. The ability to execute the financial strategy may be affected by the company’s ability to generate cash flow.

Kroger’s adjusted effective tax rate may differ from the expected rate due to changes in tax laws and policies, the status of pending items with various taxing authorities and the deductibility of certain expenses.

•	We cannot fully foresee the effects of changes in economic conditions on our business.

Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Contacts: Media: Erin Rolfes (513) 762-1080; Investors: Rob Quast (513) 762-4969

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